Exhibit 23.4

CONSENT OF NOMINEE FOR DIRECTOR

I hereby consent to being named as a person who will become a director of Galmed Pharmaceuticals Ltd., an Israeli company (the “Company”), in the Registration Statement on Form F-1 filed by the Company with the Securities and Exchange Commission (as amended from time to time, the “Registration Statement”), to the disclosure under the caption "Management" in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.

Date: February 6, 2014

/s/ Tali Yaron-Eldar
Tali Yaron-Eldar